UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

CARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

April 22, 2020
Dear Stockholder:
It is my pleasure to invite you to attend Cara’s 2020 Annual Meeting of Stockholders on Thursday, June 4, 2020, which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2020, at 11:00 a.m., Eastern Daylight Time.
This year, we are embracing the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Further, we believe the virtual meeting format is even more critical at this time, as we seek to protect our communities, stockholders and personnel facing significant uncertainties in light of the recent COVID-19 pandemic. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate.
In addition, this year we are again using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about the date of this letter, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2019 annual report and vote via the internet. This Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2019 annual report.
Both the Notice of Internet Availability of Proxy Materials that is being mailed and the Notice of Annual Meeting of Stockholders and proxy statement contained herein identify the items we plan to address at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the internet or by telephone, or, if you receive paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided. If you attend the Annual Meeting, you may vote online during the meeting if you wish, even if you previously submitted a proxy.
Very truly yours,
Derek Chalmers. Ph.D., D.Sc.
President and Chief Executive Officer

CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Cara Therapeutics, Inc., a Delaware corporation (“Cara,” “we,” “us,” “our” or the “Company”). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2020, at 11:00 a.m., Eastern Daylight Time on Thursday, June 4, 2020 for the following purposes:
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To elect the Board of Director’s two nominees for director to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

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To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

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To approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers.

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To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

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To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is Wednesday, April 15, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/CARA2020, at 11:00 a.m., Eastern Daylight Time on Thursday, June 4, 2020.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
Stamford, CT
April 22, 2020

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

i

CARA THERAPEUTICS, INC.
4 Stamford Plaza
107 Elm Street 9th Floor
Stamford, CT 06902
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2020 at 11:00 A.M., Eastern Daylight Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company” or “Cara”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/CARA2020. The meeting will start at 11:00 a.m., Eastern Daylight Time, on Thursday, June 4, 2020. This year, we are embracing the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Further, we believe the virtual meeting format is even more critical at this time, as we seek to protect our communities, stockholders and personnel facing significant uncertainties in light of the recent COVID-19 pandemic. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/CARA2020. We recommend that you log in a few minutes before 11:00 a.m., Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CARA2020 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
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You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

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Only stockholders of record as of April 15, 2020, the record date for the Annual Meeting, and their proxy holders may submit questions or comments.

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Please direct all questions to Derek Chalmers, Ph.D., D.Sc., our President and Chief Executive Officer.

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Please include your name and affiliation, if any, when submitting a question or comment.

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Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

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Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

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Be respectful of your fellow stockholders and Annual Meeting participants.

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No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CARA2020 or at www.proxyvote.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, Wednesday, April 15, 2020, will be entitled to vote at the Annual Meeting. On the record date, there were 46,727,725 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with Cara’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, to ensure your vote is counted, we urge you to vote your shares electronically through the internet, by telephone or by filling out and returning the proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are four matters scheduled for a vote:
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Election of two directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

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Approval, on a non-binding advisory basis, of the compensation of our named executive officers;

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Approval, on a non-binding advisory basis, of the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and

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Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, or you may vote by proxy (1) over the telephone, (2) through the internet or (3) by using a proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online during the Annual Meeting, even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
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To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/CARA2020, starting at 11:00 a.m., Eastern Daylight Time on Thursday, June 4, 2020. The webcast will open 15 minutes before the start of the meeting.

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To vote using the proxy card that you have requested or that we have elected to deliver, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, June 3, 2020 to be counted.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 P.M., Eastern Daylight Time on Wednesday, June 3, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date, Wednesday, April 15, 2020.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 through 3 without your instructions. Your broker or nominee may only vote your shares on Proposal 4 (Ratification of Auditors) in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Only Proposal 4 (Ratification of Auditors) is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker may vote your shares in its discretion. Proposals 1 through 3 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker cannot vote your shares on this these matter. Please instruct your broker so your vote can be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted in accordance with the recommendations of our Board as follows:
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FOR the election each of the two nominees for director;

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FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

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FOR the approval, on a non-binding advisory basis, of a “ONE YEAR” frequency for future non-binding advisory votes to approve the compensation of our named executive officers; and

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FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Cara’s Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

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You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes, (2) with respect to Proposal 2, votes “For,” “Against,” abstentions and broker non-votes, (3) with respect to Proposal 3, votes for “One Year,” “Two Years,” “Three Years,” abstentions and broker non-votes, and (4) with respect to Proposal 4, votes “For,” “Against” and abstentions. Abstentions will be counted towards the vote total for Proposals 2 and 4, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
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Proposal 1 — Election of Directors: The two nominees for director that receive the highest number of FOR votes will be elected.

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Proposal 2 — Advisory Vote on the Compensation of our Named Executive Officers: This proposal, commonly referred to as the “say-on-pay” vote, must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance)

or represented by proxy and entitled to vote on the proposal. Since this proposal is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
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Proposal 3 — Advisory Vote on Frequency of “Say-on-Pay” Vote: The option of one, two or three years that receives the highest number of FOR votes will be approved. Since this proposal is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.

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Proposal 4 — Ratification of Auditors: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by virtual attendance or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be included in our Proxy Statement for the 2020 Annual Meeting of Stockholders, your proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, your proposal must be received in writing by our Secretary at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902 by Wednesday, December 23, 2020, which is 120 calendar days before the anniversary date of our Proxy Statement release to stockholders for the 2020 Annual Meeting. If you wish to bring a matter before the Stockholders that is not included in next year’s proxy materials, you must notify our Secretary in writing at the address above no earlier than Thursday, February 4, 2021 and no later than Saturday, March 6, 2021, in accordance with our Bylaws. You are advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has five members. There are two directors currently serving on the Board in the class whose term of office expires in 2020, both of whom have been recommended for nomination to the Board by the Nominating and Corporate Governance Committee of the Board: Dr. Chalmers and Mr. Vogelbaum. If elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by Cara. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting
Derek Chalmers, Ph.D., D.Sc., one of our founders, has served as our President and Chief Executive Officer since September 2004 and has served as a member of the Board since July 2004. Dr. Chalmers has over 25 years’ experience in the biotechnology industry with increasing levels of corporate and business responsibilities. Prior to founding Cara, Dr. Chalmers co-founded Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), a drug discovery and development company, and served as its Vice President and Executive Director from June 1997 until May 2004. Dr. Chalmers holds a D.Sc. and Ph.D. in Pharmacology from the University of Glasgow. Dr. Chalmers’ qualifications to sit on the Board include his leadership, executive, managerial and business experience, historical knowledge of our company and his background and experience in the biotechnology industry, including having been a founder of a prior biotechnology company.
Martin Vogelbaum has served as a member of our Board since July 2010. He currently serves as Managing Partner of Inning One Ventures, an early stage life sciences venture capital firm. Previously, Mr. Vogelbaum served as Corporate Vice President, Business Development at Celgene Corporation (now Bristol Myers) from 2015 to 2017. Prior to joining Celgene, Mr. Vogelbaum served as a partner of Rho Ventures from 2005 until 2015, where he focused on investments in biotechnology, biopharmaceuticals and medical devices. He has more than 27 years of investment experience in the life sciences sector, having been involved with companies at all stages of development, including co-founding multiple companies. Prior to his venture capital career, he was a research associate in the bone marrow transplantation unit at Memorial Sloan Kettering Hospital, where he conducted research in graft-versus-host-disease (GVHD). Mr. Vogelbaum previously served as a director of Inotek Pharmaceuticals Corporation (now Rocket Pharmaceuticals (Nasdaq: RCKT)) from 2010 to 2016. He currently serves on the Healthcare Advisory Board for the Partnership Fund for New York City as well as the External Advisory Board for the Office of Therapeutic Alliances at NYU Langone. Mr. Vogelbaum received his A.B. in biology and history from Columbia University. Mr. Vogelbaum’s experience in the life sciences industry as a venture capitalist provides him with the qualifications and skills to serve on our Board.
The Board of Directors Unanimously Recommends a Vote For Each of The Named Nominees.

Director Continuing in Office Until the 2021 Annual Meeting
Harrison M. Bains, Jr. has served as a member of our Board since July 2014. Mr. Bains served in multiple roles at Bristol Myers Squibb Company, including Vice President, Treasurer and acting Chief Financial Officer from 1988 through his retirement in 2004. Mr. Bains’s career also includes serving as Senior Vice President of the Primary Industries group at Chase Manhattan Bank and 11 years with RJR Nabisco and two of its predecessor companies as Senior Vice President and Treasurer. He currently serves as a director and chairman of the Mercer Funds, Inc., a registered investment company. He has served as a member of the board of trustees of the Park Avenue Armory since October 2007 and the Civil War Trust since September 2007, and previously served as a member of the board of trustees of the University of Redlands from October 1989 to May 2013, as a member of the board of directors of BG Medicine, Inc. from 2007 to 2015 and as a member of the board of directors of Bank of America Funds from 2010 to 2016. Mr. Bains earned an M.B.A from the University of California, Berkeley and a B.A. in economics from the University of Redlands. He also completed the Advanced Management Program at Harvard Business School. His extensive experience in the biotechnology industry provides him with the qualifications to serve on our Board.
Directors Continuing in Office Until the 2022 Annual Meeting
Jeffrey L. Ives, Ph.D. has served as a member of our Board since July 2014. Dr. Ives currently is a Venture Partner at New Leaf Venture Partners, healthcare technology venture firm, and a Principal at NeuroPharma Advisors, LLC, an advisory group focused on companies developing therapeutics for the central nervous system. Dr. Ives served as the Chief Executive Officer of Satori Pharmaceuticals, Inc., a neurodegenerative disease company focused on discovery and development of breakthrough therapies for the treatment and prevention of Alzheimer’s disease from 2008 until 2013. Prior to Satori, Dr. Ives led the CNS, pain and oncology research teams at Pfizer for over two decades and, from 2001-2007, served as a Senior Vice President leading the global Pharmacokinetics, Dynamics and Metabolism organization. Dr. Ives received his doctorate and master degrees from Yale University and received his bachelor of arts degree from Colgate University. His extensive experience leading research and drug development provides him with the qualifications to serve on our Board.
Christopher Posner has broad experience in commercial and marketing operations and product management at both large and specialty pharmaceutical companies, where he has focused on products for autoimmune, inflammatory and pain conditions, including Xeljanz® and Enbrel®. Since July 2017, he has been the Chief Executive Officer of LEO Pharma, Inc. US, a subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, including such conditions as psoriasis and atopic dermatitis. Prior to joining LEO, he was the Head of Worldwide Commercial Operations at R-Pharma-US, LLC, a specialty pharmaceutical company focused on oncology and chronic immune disorders, from 2014 until 2017. Previously, Mr. Posner held a variety of senior management positions in commercial and marketing operations at Bristol-Myers Squibb Company, Pfizer Inc., Wyeth Pharmaceuticals, Inc. and Endo Pharmaceuticals plc. Mr. Posner holds an M.B.A. from Fuqua School of Business, Duke University and a B.A. in Economics from Villanova University.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the members of the Board, other than Dr. Chalmers, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board has a Lead Independent Director, Mr. Vogelbaum, instead of a Chairperson. The Lead Independent Director has authority, among other things, to establish the agenda for meetings of the independent directors of the Board and to preside over meetings of the independent directors and any portions of the meetings of the Board evaluating the performance of the Board. Our management believes that having a Lead Independent Director creates an environment that is conducive to objective evaluation and independent oversight, thereby improving the effectiveness of the Board as a whole.
Role of the Board of Directors in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board is also focused on emerging risks, such as the recent COVID-19 pandemic and its potential effects on our business and clinical development plans, as well as risk mitigation strategies. The Audit Committee of the Board has the responsibility to consider and discuss, with management and the Company’s independent auditors, its major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, and periodically reviews, assesses and recommends any changes deemed appropriate. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors
The Board met in person or telephonically a total of eight times during the last fiscal year, all of which were regularly scheduled meetings. Each Board member attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he served during 2019.
In addition, each of our directors is expected to attend our Annual Meetings of Stockholders. All of the directors attended the 2019 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has a written charter approved by the Board that reflects applicable standards and requirements adopted by the SEC and

Nasdaq. A copy of each charter is available to stockholders on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
The following table provides membership of the Board committees as of April 15, 2020, as well as committee meeting information for our fiscal year ended December 31, 2019:
Name	Audit	Compensation	Nominating and Corporate Governance
Harrison M. Bains, Jr.	X*
Jeffrey Ives, Ph.D.		X	X
Christopher Posner	X	X
Martin Vogelbaum	X	X*	X*
Total meetings during 2019	4	7	1

*
Committee Chairperson

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The committees periodically review their charters and assess their own performance. In addition, the Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.
Audit Committee
The Audit Committee is composed of three directors: Mr. Bains (Chair), Mr. Posner and Mr. Vogelbaum. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee of the Board are independent, as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and that each such member meets the financial literacy requirements of Nasdaq.
The Board has also determined that Mr. Bains qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Bains’ level of knowledge and experience based on a number of factors, including his formal education and experience as acting chief financial officer for a public reporting company.
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting, the objectivity of the Company’s financial reporting and the Company’s accounting policies and practices; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2019. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements and the audit results. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Upon completing these activities, the Audit Committee concluded that Ernst & Young LLP is independent from Cara and its management.
Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Harrison M. Bains, Jr. (Chair)
Christopher Posner
Martin Vogelbaum
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Vogelbaum (Chair), Dr. Ives and Mr. Posner. All members of the Compensation Committee of the Board are independent, as defined in Rule 5605(d)(2) of the Nasdaq listing standards, are non-employee directors as defined in Rule 16b-3 under the Exchange Act and are outside directors, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Compensation Committee of the Board acts on behalf of the Board to review, approve and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation, including incentive-based and equity-based compensation, of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•
review and approval of the corporate and individual performance objectives of the Company’s other executive officers;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•
setting the compensation of the Company’s other executive officers and directors based in part on recommendations of the chief executive officer;

•
administration of the Company’s equity compensation plans, 401(k) plan, and other similar plans and programs;

•
preparing a compensation committee report on executive compensation as may be required from time to time to be included in the Company’s annual proxy statements or annual reports on Form 10-K filed with the SEC; and

•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis that the Company may be required from time to time to include in proxy statements and other SEC filings and considers whether to recommend that it be included in such filings.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency as necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as compensation consultants. The Compensation Committee requested that Radford:
•
review the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing executive and director compensation programs to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has determined most bonus awards and established new performance objectives at one or more meetings held during the first quarter of the year and has made significant adjustments to annual compensation and equity awards periodically, as events warrant. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.

Generally, the Compensation Committee’s executive compensation process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of two directors: Mr. Vogelbaum (Chair) and Dr. Ives, each of whom is independent, as defined in Rule 5605(a)(2) of the Nasdaq listing standards.
The Nominating and Corporate Governance Committee of the Board is responsible for assessing the need for new directors, identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors’ performance, participation and qualifications, recommending to the Board candidates for selection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, monitoring the quality of the relationship between management and the Board, annually assessing the performance of the Board, and developing and monitoring a set of corporate governance principles for the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having the highest professional and personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Although Cara has not adopted a formal diversity policy applicable to the Board or any other level of our organization, we are proud of the diversity present at the senior-most ranks of Company management. In evaluating the composition of the Board and new director candidates, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, such as an understanding of the biotechnology and pharmaceuticals industries, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In connection with its most recent assessment of the Board composition, the Nominating and Corporate Governance Committee identified, as one of its top priorities, the desire to recruit a new director who not only provides a valuable skillset to Cara, but will also contribute to gender diversity at the Board level.
The Nominating and Corporate Governance Committee is committed to identifying qualified gender diverse candidates for its Board. In furtherance of this commitment, the Nominating and Corporate Governance Committee will seek to include such candidates in the initial list of candidates from which it will select prospective director candidates in each future director search, and will require that any search firm it may engage to assist with a director search do the same.
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, Attention: Board of Directors, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.caratherapeutics.com in the News & Investors section under Corporate Governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.caratherapeutics.com in the News & Investors section under Corporate Governance.

EXECUTIVE OFFICERS AND DIRECTORS OF CARA
Executive Officers
The following table sets forth certain information with respect to our executive officers as of April 15, 2020:
Name	Age	Position(s)
Derek Chalmers, Ph.D., D.Sc.	56	President, Chief Executive Officer and Director
Frédérique Menzaghi, Ph.D.	53	Chief Scientific Officer and Senior Vice President, Research and Development
Joana Goncalves, M.D.	46	Chief Medical Officer
Richard Makara	49	Vice President, Head of Accounting & Controller
Scott M. Terrillion	57	General Counsel, Secretary and Chief Compliance Officer
Biographical information for our President, Chief Executive Officer and director, Dr. Chalmers, is included above with the director biographies under the caption “Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting” and is incorporated by reference herein.
Frédérique Menzaghi, Ph.D., one of our founders, has led our preclinical research and pruritic clinical program since 2004. She has served as our Senior Vice President, Research and Development since 2017 and our Chief Scientific Officer since March 2019. Dr. Menzaghi has over 25 years of drug development and management experience in biotechnology in the field of ion channels and G protein-coupled receptors. Her expertise ranges from exploratory non-clinical research through clinical development. From 2003 to 2004, she served as Vice President, Pharmacology and Business Development at Psychogenics Inc., a preclinical contract research organization. From 1999 to 2003, she was the Research Director of In Vivo Pharmacology at Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), leading a multidisciplinary research team. Prior to that, Dr. Menzaghi established and directed a preclinical research laboratory at SIBIA Neurosciences (acquired by Merck). Her research expertise ranged from the development of small molecules to small peptides. She has extensive experience with corporate partnering with large U.S. and Asian pharmaceutical companies including Eli Lilly, Merck and J&J. Dr. Menzaghi received her Ph.D. in Neurosciences from the University of Louis Pasteur, Strasbourg, France and her M.Sc. in clinical psychology from the University of Nancy, France, after which she conducted her post-doctoral research at the Scripps Research Institute, San Diego, California. She has over 55 peer-reviewed publications and book chapters, 100 international meeting presentations and is listed as an inventor on numerous patents.
Joana Goncalves, M.D. has served as our Chief Medical Officer since October 2018. Prior to joining Cara, Dr. Goncalves worked at Celgene Corporation from April 2014 to October 2018, where she most recently served as Vice President, Medical Affairs for Dermatology and Neurology and was instrumental in planning and executing medical support activities for a number of programs, including OTEZLA® for psoriasis. Previously, Dr. Goncalves held the position of Vice President, Medical Strategy and Scientific Affairs at LEO Pharma Inc., the U.S. subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, from February 2012 to April 2014. She began her pharmaceutical career at Novartis Pharmaceuticals, working on a range of products across various therapeutic areas from 2001 to 2012. Dr. Goncalves received her M.D. from the University of Cape Town, South Africa.
Richard Makara joined Cara in October 2014 as Director of Accounting, served as Controller from November 2015 to November 2018 and has served as our Vice President, Head of Accounting & Controller since November 2018. Prior to joining Cara, he served as Director of Accounting at Purdue Pharma from June 2010 to October 2014. Before joining Purdue, he served as an auditor for PricewaterhouseCoopers from 1992 to 2009. Mr. Makara received his B.S. in Accounting from Purdue University. Mr. Makara is a certified public accountant.
Scott M. Terrillion has served as our General Counsel, Secretary and Chief Compliance Officer since November 2016. Mr. Terrillion brings over 20 years of diverse pharmaceutical industry experience from varying legal and business roles in the public, private and not-for-profit sectors. Mr. Terrillion spent

15 years at Boehringer Ingelheim Pharmaceuticals, Inc., a research-driven pharmaceutical company, where he served as Vice President, Associate General Counsel. At Boehringer, Mr. Terrillion built and led the legal team supporting the global company’s U.S. human pharmaceutical business during a period of rapid, industry-leading growth. Mr. Terrillion also spent two years at Mesoblast, Inc., a publicly traded emerging biotech, as the company’s Vice President, Associate General Counsel and Head of Compliance. Mr. Terrillion began his legal career at Nixon, Hargrave, Devans & Doyle (now Nixon Peabody LLP), a large general practice law firm, where he was an associate in the Health Care and Technology/Intellectual Property Practice groups. A licensed pharmacist, Mr. Terrillion began his professional career as a community pharmacist and later served as Director of Pharmacy for Preferred Care, Inc., an HMO insurance provider. Mr. Terrillion received his B.S. in Pharmacy from the Albany College of Pharmacy and Health Sciences, where he serves on the Board of Trustees, and a Juris Doctor, magna cum laude, from Albany Law School. He is a member of the New York bar and authorized house counsel in Connecticut.
Non-Employee Directors
The following table sets forth certain information with respect to our non-employee directors as of April 15, 2020:
Name	Age	Position
Martin Vogelbaum	56	Director
Harrison M. Bains, Jr.	76	Director
Jeffrey Ives, Ph.D.	69	Director
Christopher Posner	50	Director
Biographical information for each of our non-employee directors is included above under the section titled “Proposal 1 — Election of Directors” and is incorporated by reference herein.

DIRECTOR COMPENSATION
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2019:
Director	Fees paid in cash(1)	Stock awards(2)	Option awards(3)(4)	Total
Martin Vogelbaum	$108,000	$122,820	$121,704	$352,524
Harrison M. Bains, Jr.	60,000	122,820	121,704	304,524
Jeffrey Ives, Ph.D.	51,500	122,820	121,704	296,024
Christopher Posner	57,500	122,820	121,704	302,024

(1)
Amounts reflect the annual fees paid to all non-employee directors for their service on the Board, including for their committee membership and service as Lead Independent Director or Chair of a committee.

(2)
Amounts reflect the aggregate grant date fair value of 6,000 restricted stock units (“RSUs”) granted to each non-employee director on June 4, 2019 under the terms of our 2014 Equity Incentive Plan (the “2014 Plan”) and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The RSUs vest in full on the earlier of (i) June 4, 2020 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Assumptions used in the calculation of the grant date fair values of such awards are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Annual Report.

(3)
Amounts reflect the aggregate grant date fair value of a stock option for 9,000 shares granted to each non-employee director on June 4, 2019 under the terms of the 2014 Plan and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. Each option has an exercise price of $20.47 per share and vests in full on the earlier of (i) June 4, 2020 and (ii) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Assumptions used in the calculation of the grant date fair values of such options are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Annual Report.

(4)
The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of December 31, 2019:

Director	RSUs(1)	Number of Shares Underlying Options
Martin Vogelbaum	6,000	90,500(2)
Harrison M. Bains, Jr.	6,000	90,500(2)
Jeffrey Ives, Ph.D.	6,000	75,500(2)
Christopher Posner	6,000	44,000(3)

(1)
All RSUs remained unvested as of December 31, 2019.

(2)
9,000 shares underlying such options remained unvested as of December 31, 2019. The remainder of such shares were vested and immediately exercisable.

(3)
32,345 shares underlying such options remained unvested as of December 31, 2019. The remainder of such shares were vested and immediately exercisable.

Directors who are also full-time officers or employees of Cara do not receive any additional compensation for serving as directors. Therefore, Dr. Chalmers, our Chief Executive Officer and one of our directors, does not receive any additional compensation for his service as a director. Dr. Chalmers’ compensation as an executive officer is set forth below under “Executive Compensation.”
The Board has adopted a non-employee director compensation policy. Under our director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board. The retainers paid during 2019 to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows:
	Member Annual Service Retainer	Chairperson / Lead Independent Director and Committee Chair Annual Service Retainer
Board of Directors	$40,000	$75,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	4,000	8,000
The cash compensation payable pursuant to our non-employee director policy will remain unchanged for 2020, except that the annual service retainer for an individual serving on the nominating and corporate governance committee as a member or chair will increase to $5,000 and $10,000, respectively. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending the Board and committee meetings.
In addition, under our non-employee director compensation policy, in 2019, each non-employee director was entitled to the following:
•
Upon initial election to the Board, an option to purchase 35,000 shares with an exercise price equal to the fair market value of our common stock on the date of grant, with such option vesting over three years in equal annual installments, subject to the director’s continued service as a director through each such vesting date.

•
On the date of each annual meeting of stockholders, (1) an option to purchase 9,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and (2) 6,000 RSUs, with each such equity award vesting on the earlier of the first-year anniversary of the date of grant and our next annual meeting of stockholders, subject to the director’s continued service as a director through such vesting date.

In 2020, each non-employee director will be entitled to the following under our non-employee director compensation policy:
•
Upon initial election to the Board, an option to purchase 38,000 shares with an exercise price equal to the fair market value of our common stock on the date of grant, with such option vesting over three years in 12 equal quarterly installments, subject to the director’s continued service as a director through each such vesting date.

•
On the date of each annual meeting of stockholders, (1) an option to purchase 10,800 shares (or in the case of the Chairperson of the Board or Lead Independent Director, 21,600 shares) of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and (2) 7,200 RSUs (or in the case of the Chairperson of the Board or Lead Independent Director, 14,200 RSUs), with each such equity award vesting on the earlier of the first-year anniversary of the date of grant and our next annual meeting of stockholders, subject to the director’s continued service as a director through such vesting date.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed under the section titled “Executive Compensation.”
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in section titled “Executive Compensation,” including the compensation tables and related narrative disclosures. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, including the compensation tables and related narrative disclosures, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to adopt the foregoing resolution. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes.
The Board of Directors Unanimously Recommends a Vote For Proposal 2.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTES
Section 14A of the Exchange Act provides that every six years we must provide stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers (such as the one described in Proposal No. 2 above). By voting on this proposal, stockholders may indicate whether they prefer that we conduct future non-binding, advisory stockholder votes on executive compensation every one, two, or three years. Stockholders also may abstain from voting on this proposal.
Our Board has determined that permitting our stockholders to provide direct input on our executive compensation philosophy, policies, and practices, as disclosed in the proxy statement, each year is in the best interests of the Company.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. We recognize that the stockholders may have different views as to the best approach, and therefore, we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding, advisory stockholder votes on executive compensation. The Board will take into account the outcome of the vote when considering the frequency of future non-binding, advisory stockholder votes on the compensation of our named executive officers. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency receiving the most votes cast by our stockholders.
Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years, or may abstain when voting. Stockholders are voting to indicate their recommendation among these frequency options. The option that receives the highest number of votes of the holders of shares of common stock present at the meeting (by virtual attendance) or by proxy and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.
The Board of Directors Unanimously Recommends a Vote for a “ONE YEAR” frequency of future non-binding, advisory stockholder votes on the compensation of our named executive officers.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2019 compensation program for our named executive officers.
Our named executive officers for the year ended December 31, 2019 are as follows:
•
Derek Chalmers, Ph.D., D.Sc., President and Chief Executive Officer;

•
Frédérique Menzaghi, Ph.D., Chief Scientific Officer and Senior Vice President, Research and Development;

•
Scott M. Terrillion, General Counsel, Secretary and Chief Compliance Officer; and

•
Mani Mohindru, Ph.D., former Chief Financial Officer and Chief Strategy Officer.

Responsible Executive Compensation Practices
The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.
What we do:	What we do not do:

✓
Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders.

✓
Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓
Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓
Independent compensation committee. Our compensation committee is comprised solely of independent members of our Board.

✓
Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company.

✘
No tax gross-ups. None of our employment-related agreements provide for excise tax “gross-ups.”

✘
No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✘
No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute 3% of their salary up to the annual Internal Revenue Code limit.

✘
No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs offered to our other full-time, salaried employees.

✘
Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities.

Compensation Mix
We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the Company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders. The charts below illustrate the extent to which we weight compensation towards performance- and equity-based compensation.
2019 Summary Compensation Table
The table below shows for the periods presented, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total Compensation
Derek Chalmers, Ph.D., D.Sc. President and Chief Executive Officer	2019	$560,000	$—	$2,551,783	$310,800	$11,034	$3,433,617
	2018	542,100	—	1,997,623	238,524	10,799	2,789,046

Frédérique Menzaghi, Ph.D. Chief Scientific Officer and Senior Vice President, Research and Development	2019	438,000	—	1,628,797	148,920	10,914	2,226,631
	2018	400,000	—	615,428	212,000	10,799	1,238,227

Scott Terrillion(5) General Counsel, Secretary and Chief Compliance Officer	2019	400,000	—	814,399	160,000	11,034	1,385,433
Mani Mohindru(5)(6) Former Chief Financial Officer and Chief Strategy Officer	2019	472,001	—	814,399	—	10,866	1,297,266

(1)
In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted, calculated in accordance with ASC Topic 718 for stock-based compensation transactions, based on the probable outcome of the vesting conditions of these RSUs as of the grant date. Each RSU represented the contingent right to receive one share of our common stock upon the achievement of certain performance targets, subject to the recipient’s continuous service through the vesting events.

For 2019, as of the grant date, the performance vesting conditions for the RSUs granted to our named executive officers were considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Assuming that all of the performance vesting conditions of these RSUs were met as of the grant date, the value of these RSUs would have been $966,000 for Dr. Chalmers, $1,207,500 for Dr. Menzaghi, $402,500 for Mr. Terrillion and $402,500 for Dr. Mohindru. Certain of the performance vesting conditions for these RSUs were met in May and December 2019, and the actual value of the vested portion of these RSUs upon vesting was $877,200 for Dr. Chalmers, $674,250 for Dr. Menzaghi, $365,485 for Mr. Terrillion and $365,485 for Dr. Mohindru. Further, the final performance vesting condition for these RSUs was met in April 2020, with actual values of the remaining RSUs upon vesting of $293,200 for Dr. Chalmers, $549,750 for Dr. Menzaghi and $122,176 for Mr. Terrillion. See Note 13. Stock-Based Compensation to our financial statements included in our Annual Report for a further description of our valuation methodology for equity awards.
For 2018, as of the grant date, the performance vesting condition for the RSUs granted to Drs. Chalmers and Menzaghi was considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Assuming that the performance vesting condition of these RSUs was met as of the grant date, the value of these RSUs would have been $772,446 for Dr. Chalmers and $238,054 for Dr. Menzaghi. The performance vesting condition for these RSUs was met in December 2018, and the actual value of these RSUs upon vesting in full was $495,344 for Dr. Chalmers and $152,656 for each of Dr. Menzaghi. See Note 13. Stock-Based Compensationto our financial statements included in our Annual Report for a further description of our valuation methodology for equity awards.
(2)
Amounts reflect the grant date fair value of each option award granted, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. All of the options awards reported in the table above were granted under our 2014 Plan and have a term of ten years from the date of grant. Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date. Assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Annual Report.

(3)
Amounts reflect annual performance-based cash bonus awards earned by each executive officer based on the Board’s assessment of each such officer’s individual performance and our overall performance against objectives determined by the Board and communicated to such officer at the beginning of the fiscal year. For the fiscal years presented, the annual cash incentive bonuses were based on our achievement of clinical, regulatory, financial and operational objectives.

(4)
Amounts reflect for 2019: (a) for Dr. Chalmers, $1,800 for parking, $8,400 for 401(k) Employee Benefit Plan contributions, and $834 of life insurance premiums; (b) for Dr. Menzaghi, $1,800 for parking, $8,400 for 401(k) Employee Benefit Plan contributions, and $714 of life insurance premiums, (c) for Mr. Terrillion, $1,800 for parking, $8,400 for 401(k) Employee Benefit Plan contributions, and $834 of life insurance premiums, and (d) for Dr. Mohindru, $1,800 for parking, $8,400 for 401(k) Employee Benefit Plan contributions, and $666 of life insurance premiums. Amounts reflect, for 2018: (a) for Dr. Chalmers, $1,800 for parking, $8,250 for 401(k) Employee Benefit Plan contributions, and $749 for life insurance payments; and (b) for Dr. Menzaghi, $1,800 for parking, $8,250 for 401(k) Employee Benefit Plan contributions, and $749 for life insurance payments.

(5)
2018 compensation information is omitted for each of Mr. Terrillion and Dr. Mohindru, as neither individual was a named executive officer (as defined in Item 402 of Regulation S-K promulgated under the Exchange Act) for such year.

(6)
Dr. Mohindru resigned effective December 20, 2019 and was not eligible to earn a performance-based cash bonus award for 2019.

Narrative Disclosure to 2019 Summary Compensation Table
Executive Compensation Elements
The primary elements of our executive compensation program for 2019 were:
•
base salary;

•
annual performance-based cash compensation;

•
performance-based equity incentive awards;

•
long-term equity incentive awards; and

•
severance and change in control benefits.

In addition to these primary elements of executive compensation, we also offer our executive officers broad-based health and welfare benefits and 401(k) plan benefits consistent with the benefits we provide to our other full-time, salaried employees.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals. The purpose of base salary is to provide compensation at a level consistent with competitive practices, reflective of the role, responsibilities, skills, experience and performance of our executive officers. The Compensation Committee’s decisions on base salary levels for the named executive officers are primarily based on its review of competitive market information for comparable positions, the executive’s performance of his or her duties, criticality of the executive’s role to the execution of our corporate goals and the executive’s potential to impact future business results. Base salary is the only element of compensation that is fixed; the remainder and majority of each executive officer’s potential compensation is composed of variable compensation that is designed to incentivize shorter-term (annual) or longer-term performance.
Our Compensation Committee reviewed and evaluated the base salaries of our executive officers and approved the 2020 and 2019 annual base salaries for the named executive officers shown in the table below. To the extent our Compensation Committee determined that an executive officer’s annual base salary was consistent with comparable positions in our then-current peer group, no changes were made.
	Base Salary
Named Executive Officer	2020	2019
Derek Chalmers, Ph.D., D.Sc.	$577,320	$560,000
Frédérique Menzaghi, Ph.D.	451,546	438,000
Scott Terrillion	412,371	400,000
Mani Mohindru(1)	—	472,001

(1)
Dr. Mohindru resigned effective December 20, 2019.

Annual Performance-Based Cash Compensation
Pursuant to our executive bonus plan, each executive officer is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Annual performance-based cash compensation is variable and its purpose is to motivate and reward our executive officers for achievement of annual goals and align management and stockholder interests by linking pay and performance. Our Compensation Committee determines these target bonus percentages for each executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our Compensation Committee periodically reviews and evaluates each executive officer’s target bonus percentage. The 2019 target bonus percentage for each of our named executive officers, other than Dr. Mohindru who was not entitled to receive a bonus for 2019 due to her departure in December 2019, was as follows:
Named Executive Officer	Target Bonus
Derek Chalmers, Ph.D., D.Sc.	60%
Frédérique Menzaghi, Ph.D.	40
Scott Terrillion	40
At the discretion of the Compensation Committee, certain of our executive officers are eligible to receive a bonus in excess of his or her target bonus upon the achievement of “stretch” performance goals. For 2019, Dr. Menzaghi was eligible to receive a bonus of up to 130% of her target bonus upon full achievement of her stretch performance goals. Dr. Chalmers and Mr. Terrillion were eligible to receive 100% of their target bonuses. In February 2020, the Compensation Committee reviewed and evaluated the Company’s performance against our 2019 corporate goals and the performance of each executive officer against his or her 2019 personal goals, which together included clinical, regulatory, financial and operational objectives. Based on a consideration of our performance against our 2019 corporate goals and each executive officer’s individual performance and respective contributions to the Company in 2019 and additional factors, the Compensation Committee approved multipliers of 92.5%, 85.0% and 100% for Dr. Chalmers, Dr. Menzaghi and Mr. Terrillion, respectively. The application of these multipliers resulted in the annual performance-based cash bonus awards set forth in the 2019 Summary Compensation Table above. In addition, based on a “stretch” performance goal for Dr. Menzaghi set in 2019, which was achieved in the first half of 2020, Dr. Menzaghi received an additional $52,560, representing an aggregate bonus equal to 115% of her 2019 target bonus. Because the goal was met in the current fiscal year, this amount will be reported as compensation for Dr. Menzaghi in 2020.

Performance-Based Equity Incentive Awards
Performance-based equity incentive awards are designed to incentivize our executive officers to achieve certain corporate objectives that we believe will drive value. These equity awards vest upon the achievement of certain clinical development or regulatory milestones. Performance-based equity incentive compensation is variable and its purposes are to motivate and reward our executive officers for achievement of shorter-term corporate goals and align management and stockholder interests by linking pay and performance.
Named Executive Officer	Number of RSUs	Grant Date Fair Value(1)
Derek Chalmers, Ph.D., D.Sc.	60,000(2)	$—
Frédérique Menzaghi, Ph.D.	75,000(3)	—
Scott Terrillion	25,000(2)	—
Mani Mohindru	25,000(2)	—

(1)
In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted, calculated in accordance with ASC Topic 718 for stock-based compensation transactions, based on the probable outcome of the vesting conditions of these RSUs as of the grant date. Each RSU represented the contingent right to receive one share of our common stock upon the achievement of certain performance targets, subject to the recipient’s continuous service through the vesting events. As of the grant date, the performance vesting conditions for the RSUs granted to our named executive officers were considered not probable of occurring and, as a result, the grant date fair value of those RSUs, for purposes of this table, is $0. Assuming that all of the performance vesting conditions of these RSUs were met as of the grant date, the value of these RSUs would have been $966,000 for Dr. Chalmers, $1,207,500 for Dr. Menzaghi, $402,500 for Mr. Terrillion and $402,500 for Dr. Mohindru. Certain of the performance vesting conditions for these RSUs were met in May and December 2019, and the actual value of the vested portion of these RSUs upon vesting was $877,200 for Dr. Chalmers, $674,250 for Dr. Menzaghi, $365,485 for Mr. Terrillion and $365,485 for Dr. Mohindru. Further, the final performance vesting condition for these RSUs was met in April 2020, with actual values of the remaining RSUs upon vesting of $293,200 for Dr. Chalmers, $549,750 for Dr. Menzaghi and $122,176 for Mr. Terrillion. See Note 13. Stock-Based Compensation to our financial statements included in our Annual Report for a further description of our valuation methodology for equity awards.

(2)
These RSUs vested as follows: 1/3 of the shares vested upon certification of the Compensation Committee that the KALM-1 trial had achieved its pre-specified primary endpoint (which vesting condition was met in May 2019); 1/3 of the shares vested upon certification of the Compensation Committee that the Phase 2 clinical trial of Oral KORSUVA in chronic kidney disease had achieved its pre-specified primary endpoint (which vesting condition was met in December 2019); and 1/3 of the shares vested upon certification of the Compensation Committee that the KALM-2 trial had achieved its pre-specified primary endpoint (which vesting condition was met in April  2020).

(3)
These RSUs vested as follows: 1/2 of the shares vested upon the certification of the Compensation Committee that the KALM-1 trial had achieved its pre-specified primary endpoint (which vesting condition was met in May 2019); and 1/2 of the shares vested upon certification of the Compensation Committee that the KALM-2 trial had achieved its pre-specified primary endpoint (which vesting condition was met in April 2020).

Long-Term Equity Incentive Awards
Long-term incentive compensation is generally the largest portion of each executive officer’s overall compensation. This element of compensation is comprised of equity awards that we grant in connection with the start of each executive officer’s employment and annual grants of long-term incentive equity awards. These equity awards generally vest over several years to focus our executives on the Company’s success over a multi-year period. Long-term incentive compensation is variable and its purposes are to motivate and reward our executive officers for achievement of long-term goals intended to increase stockholder value, enhance retention of key executives who drive sustained performance and align management and stockholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period.
In March 2019, the Compensation Committee approved annual grants of stock option awards to our named executive officers as shown in the table below.
Named Executive Officer	Number Shares Underlying Options(1)	Grant Date Fair Value(2)
Derek Chalmers, Ph.D., D.Sc.	235,000	$2,551,783
Frédérique Menzaghi, Ph.D.	150,000	1,628,797
Scott Terrillion	75,000	814,399
Mani Mohindru	75,000	814,399

(1)
Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date.

(2)
Amounts reflect the grant date fair value of each option award granted, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. All of the options awards reported in the table above were granted under our 2014 Plan and have a term of ten years from the date of grant. Assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 13. Stock-Based Compensation in the notes to our financial statements in the Annual Report.

Severance and Change in Control Benefits
Drs. Chalmers and Menzaghi are eligible for severance benefits in specified circumstances pursuant to their respective employment agreements. Under the terms of the agreements, upon execution and effectiveness of a general release of claims, each executive officer will be entitled to severance payments if we terminate his or her employment without cause, or in the case of Dr. Chalmers, he terminates employment with us for good reason. The following definitions have been adopted in these employment agreements:
•
“cause” means that we have determined in our sole discretion that any of the following occurred: (a) the executive officer’s commission of a felony; (b) the executive officer’s act or omission constituting dishonesty, fraud, immoral, or disreputable conduct that causes material harm to us; (c) the executive officer’s violation of a company policy that causes material harm to us; (d) the executive officer’s material breach of the employment agreement, or of any provision of any other agreement between the executive officer and us which, if curable, is not cured within 30 days after notice thereof is given to the executive officer, or (e) the executive officer’s breach of fiduciary duty;

•
“good reason” means any of the following without the executive officer’s prior written consent: (a) the assignment to the executive officer of duties or responsibilities that would result in the material diminution of the executive officer’s then-current position, with the exception of certain situations involving the acquisition of us; (b) a reduction of the executive officer’s annual base salary by greater than 30%, except in a situation in which the base salaries of other similarly situated employees are accordingly reduced; or (c) any request that the executive officer relocate to a new principal base of operations that would increase the executive officer’s one-way commute distance by more than 100 miles, unless the executive officer accepts the relocation opportunity; and

•
“change in control” means any of the following: (a) any person becomes the owner, directly or indirectly, of securities representing more than 50% of our combined voting power other than through a merger, consolidation or similar transaction, subject to specified exceptions; (b) a merger or consolidation, unless the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing more than 50% of our voting power or other entity surviving such transaction, subject to specified exceptions; (c) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than the transfer of our assets to an entity of which our stockholders own more than 50% of the voting power, subject to specified exceptions; or (d) the directors at the time of our initial public offering, or the incumbent board, cease to constitute at least a majority of the Board, provided, that new directors that are approved or recommended by the majority of the incumbent board will be considered to be a member of the incumbent board for this purpose.
The following table summarizes the schedule of severance payments and acceleration of unvested equity awards that Drs. Chalmers and Menzaghi would receive in the event of a qualifying termination:
Scenario and Executive	Salary(1)	Payment of Employer Health Insurance Continuation(1)	Bonus(1)	Acceleration of Unvested Equity Awards
Other Than Within 12 Months Following a Change in Control:
Dr. Chalmers	12 months	12 months	Prorated Target Bonus	None
Dr. Menzaghi	6 months	6 months	Prorated Target Bonus	None
Within 12 Months Following a Change in Control:
Dr. Chalmers	12 months	12 months	Prorated Target Bonus	100% Acceleration(2)
Dr. Menzaghi	6 months	6 months	Prorated Target Bonus	100% Acceleration(2)

(1)
Subject to the execution of a general release by the relevant executive officer, on the 60th day following termination without cause or, in the case of Dr. Chalmers, resignation for good reason, we will pay such payments relating to base salary, target bonus and health insurance premiums in a lump sum that this executive officer would have received on or prior to such date under the original schedule (less applicable withholdings and deductions), with the balance of such payments being paid as originally scheduled.

(2)
The executive officer will receive accelerated vesting of 100% of his or her then unvested equity awards, if any, upon a qualifying termination that occurs within 12 months of the change in control.

Mr. Terrillion is not entitled to any severance or change in control benefits. Dr. Mohindru resigned effective December 20, 2019, and was not entitled to any severance payments or acceleration of vesting of her equity awards. Any then-unvested options and RSUs held by Dr. Mohindru were forfeited.

Outstanding Equity Awards at December 31, 2019
The following table shows certain information regarding outstanding equity awards held by our named executive officers at December 31, 2019.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested(3)	Market value of shares of units of stock that have not vested(4)
Derek Chalmers, Ph.D., D.Sc. President and Chief Executive Officer	80,000	—	$11.00	1/30/2024	20,000	$322,200
	165,000	—	10.82	6/15/2025
	178,875	12,125(1)	6.00	3/30/2026
	154,687	70,313(1)	17.41	3/8/2027
	82,031	105,469(1)	14.39	3/9/2028
	44,062	190,938(1)	16.10	3/6/2029
Frédérique Menzaghi, Ph.D. Chief Scientific Officer and Senior Vice President, Research and Development	40,000	—	11.00	1/30/2024	37,500	604,125
	60,000	—	10.82	6/15/2025
	60,937	4,063(1)	6.00	3/30/2026
	51,562	23,438(1)	17.41	3/8/2027
	25,265	32,485(1)	14.39	3/9/2028
	28,125	121,875(1)	16.10	3/6/2029
Scott M. Terrillion General Counsel, Secretary and Chief Compliance Officer	104,062	30,938(2)	9.22	11/28/2026	8,334	134,261
	20,343	26,157(1)	14.39	3/9/2028
	14,062	60,938(1)	16.10	3/6/2029
Mani Mohindru Former Chief Financial Officer and Chief Strategy Officer	139,027	—(5)	14.06	3/20/2020(5)	—(5)	—(5)
	14,062	—(5)	16.10	3/20/2020(5)

(1)
Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date.

(2)
Shares underlying these stock options vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments over the 36 months thereafter, subject to the executive officer’s continuous service through each such date.

(3)
The RSUs in this column vested upon certification of the Compensation Committee that the KALM-2 trial had achieved its pre-specified primary endpoint, which vesting condition was met in April 2020.

(4)
Market value is calculated based on the closing price of our common stock on December 31, 2019, which was $16.11 per share, as reported on Nasdaq.

(5)
Dr. Mohindru resigned effective December 20, 2019, and forfeited all then-unvested options and RSUs as of such date. In addition, any vested and unexercised options held by Dr. Mohindru and remaining outstanding as of March 20, 2020, were forfeited as of such date.

401(k) Plan
We maintain the Cara Therapeutics Savings and Retirement 401(k) Plan, or the 401(k) Plan, a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. All employees over the age of 21 are eligible to participate in the plan at the beginning of the calendar quarter after three consecutive months of service. Employees are able to defer a portion of their pay into the plan on the first day of the quarter on or after the day all age and service requirements have been met. All eligible employees receive an employer contribution equal to 3% of their salary up to the annual Internal Revenue Code limit. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Contributions that we may make are subject to a vesting schedule; employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to qualify under

Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.
Indemnification Agreements with Executive Officers and Directors
Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•
breach of their duty of loyalty to the corporation or its stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
transaction from which the directors derived an improper personal benefit.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In 2006, Ernst & Young LLP first audited the Company’s financial statements, which included the financial statements for the period from May 2004 (inception) to December 31, 2004 and the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, by Ernst & Young LLP, the Company’s principal accountant:
	Year Ended December 31,
	2019	2018
	(in thousands)
Audit fees(a)	$776	$361
Audit-related fees(b)	—	35
Tax fees	—	—
All other fees	—	—
Total	$776	$396

(a)
Audit fees for the years ended December 31, 2019 and 2018 consist of the aggregate fees billed for professional services rendered for (i) the audit of our Annual Report on Form 10-K for that year; (ii) the review of our Quarterly Reports on Form 10-Q for each of the first three quarters of that year; (iii) accounting consultations. For the year ended December 31, 2019 and 2018, audit fees also included procedures in connection with the filing of Form S-3 with the Securities and Exchange Commission for our follow-on offering of our common stock. See “Equity Compensation Plan Compensation” below.

(b)
Audit-related fees for the year ended December 31, 2018 include fees billed for review of the accounting for the VFMCRP license agreement.

All fees described above for the years ended December 31, 2019 and 2018 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
The Board Of Directors Unanimously Recommends A Vote “FOR” Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2020 by: (1) each director; (2) each of our Named Executive Officers; (3) all of our current executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than 5% of our common stock.
Name of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% stockholders:
T. Rowe Price(1)	4,660,614	10.0%
Blackrock, Inc.(2)	3,546,310	7.6
Rho Ventures VI, LP(3)	3,193,057	6.8
Directors and named executive officers:
Derek Chalmers, Ph.D., D.Sc.(4)	1,721,739	3.6
Frédérique Menzaghi, Ph.D.(5)	371,183	*
Scott M. Terrillion(6)	186,488	*
Mani Mohindru(7)	17,441	*
Martin Vogelbaum(8)	96,500	*
Harrison M. Bains, Jr.(8)	96,500	*
Jeffrey Ives, Ph.D.(9)	74,000	*
Christopher Posner(10)	26,655	*
All current executive officers and directors as a group (9 persons) (11)	2,761,690	5.7%

*
Less than 1%.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 46,727,725 shares outstanding on April 15, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days after April 15, 2020. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06902.
(1)
Based solely on Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2020. T. Rowe Price Associates, Inc. has sole voting power as to 752,046 of the shares and sole dispositive power as to all of the shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)
Based solely on Schedule 13G filed by BlackRock, Inc. on February 5, 2019. BlackRock, Inc. has sole voting power as to 3,441,851 of the shares and sole dispositive power as to all of the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on Schedule 13G filed on February 7, 2020 by Rho Ventures VI, L.P. The general partner of Rho Ventures VI, L.P. (“RV VI”) is RMV VI, L.L.C., a Delaware limited liability company, and the managing member of RMV VI, L.L.C. is Rho Capital Partners LLC, a Delaware limited liability company (“RCP LLC”). Each of Habib Kairouz, Mark Leschly and Joshua Ruch is a managing member of RCP LLC, and in their capacity as such may be deemed to exercise voting and investment power over the shares held by the Rho Funds. Martin Vogelbaum is one of our directors and is a non-managing member of RMV VI, L.L.C. The address of Rho Capital Partners, LLC, RMV VI, L.L.C. and RV VI is 152 West 57th Street, 23rd Floor, New York, NY 10019.
(4)
Consists of 917,769 shares held directly by Dr. Chalmers and 803,970 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(5)
Consists of 63,886 shares held directly by Dr. Menzaghi and 307,297 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(6)
Consists of 16,769 shares held directly by Mr. Terrillion and 169,719 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(7)
Consists of 17,441 shares held directly by Dr. Mohindru.

(8)
Consists of 6,000 RSUs that vest within 60 days of April 15, 2020, and 90,500 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(9)
Consists of 6,000 RSUs that vest within 60 days of April 15, 2020, and 68,000 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(10)
Consists of 6,000 RSUs that vest within 60 days of April 15, 2020, and 20,655 shares of common stock underlying options that are vested and exercisable within 60 days of April 15, 2020.

(11)
Consists of the shares listed in footnotes (4), (5), (6), (8), (9) and (10); also includes (i) 1,000 shares held directly by Richard Makara, our Vice President, Head of Accounting and Controller; and (ii) an aggregate of 187,625 shares of common stock underlying options held by Mr. Makara and Joana Goncalves, M.D., our Chief Medical Officer, that are vested and exercisable within 60 days of April 15, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)(2)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))(c)
Equity compensation plans approved by stockholders(1)	4,403,017	$14.61	229,168(3)
Equity compensation plans not approved by Stockholders(4)	47,500	25.88	252,500
Total	4,450,517	14.73	481,668

(1)
Includes our 2014 Plan and the 2004 Stock Incentive Plan.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options, and does not take into account stock underlying RSUs, which have no exercise price.

(3)
All of these shares are available for future issuance under the 2014 Plan. Further, pursuant to the terms of the 2014 Plan, the aggregate number of shares of common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Accordingly, on January 1, 2020, the number of shares of common stock available for issuance under our 2014 Plan increased by 1,401,606 shares. This increase is not reflected in the table above.

(4)
Includes our 2019 Inducement Plan.

2019 Inducement Plan
The Board adopted the 2019 Inducement Plan (the “Inducement Plan”) effective as of November 20, 2019. The Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nadsaq Listing Rule 5635(c)(4) for the purpose of awarding (i) non-statutory stock options, (ii) restricted stock awards, (iii) restricted stock unit awards, (iv) other stock awards to new employees as inducement material to such new employees entering into employment with us. The only persons eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for inducement grants in accordance with the Nasdaq listing rules, including individuals who were not previously an employee or director of Cara, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with Cara. An aggregate of 300,000 shares of common stock were reserved for issuance under the Inducement Plan.
2014 Equity Incentive Plan
The Board and our stockholders approved and adopted our 2014 Equity Incentive Plan (the “2014 Plan”) in January 2014. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, or collectively, stock awards. Additionally, the 2014 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, non-employee directors and consultants.

Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 1,600,000 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2014 Plan has automatically increased on January 1 of each year, beginning on January 1, 2015 and continuing through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. On January 1, 2020, the aggregate number of shares of common stock that may be issued pursuant to stock awards under our 2014 Equity Incentive Plan automatically increased to 7,488,513. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 30,000,000 shares.
2004 Stock Incentive Plan
The Board adopted, and our stockholders subsequently approved, the Cara Therapeutics 2004 Stock Incentive Plan (the “2004 Plan”) in September 2004. The 2004 Plan provides for the grant to our officers, directors, employees, consultants and advisors of incentive and nonqualified stock options to purchase our common stock, and also provides for the outright issuance of our common stock through restricted share awards. Since the effectiveness of the 2014 Plan in January 2014, no further awards have been allowed to be granted under the 2004 Plan.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
In 2014, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of our executive officers, directors, or more than 5% stockholders, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
There were no transactions during the fiscal years ended December 31, 2019 or 2018 in which the Company has participated in which the amount exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or holders of more than 5% of its capital stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cara. Direct your written request to Cara Therapeutics, Inc., Scott Terrillion, Corporate Secretary, 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, or you may call (203) 406-3700. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
SCOTT M. TERRILLION
Corporate Secretary
April 22, 2020
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Cara Therapeutics, Inc., 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com CARA THERAPEUTICS, INC. 4 STAMFORD PLAZA 107 ELM STREET, 9TH FLOOR STAMFORD, CT 06902 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CARA2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D13926-P38754 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CARA THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR ALL of the following nominees: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of the Board of Directors' two nominees for director to serve until the 2023 Annual Meeting and until their successors are duly elected and qualified. Nominees: 01) Derek Chalmers, Ph.D., D.Sc. 02) Martin Vogelbaum ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote to approve the compensation of our named executive officers. ! ! ! The Board of Directors recommends you vote for 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 3. Advisory vote to approve the frequency of future non-binding advisory votes to approve the compensation of our named executive officers. ! ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Ernst & Young LLP as the registered public accounting firm for the fiscal year ending December 31, 2020. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D13927-P38754 CARA THERAPEUTICS, INC. Annual Meeting of Stockholders June 4, 2020 11:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Derek Chalmers, Ph.D., D.Sc. and Richard Makara, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast www.virtualshareholdermeeting.com/CARA2020 at 11:00 AM EDT on June 4, 2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side